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                                  EXHIBIT 99.1

                   AMENDED AND RESTATED JOINT FILING AGREEMENT

     That certain Joint Filing Agreement, executed December 23, 2004, and filed as an exhibit to the Schedule 13D pertaining to Team Financial, Inc. dated January 3, 2005, is hereby amended and restated in its entirety as follows:

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, no par value, of Team Financial, Inc., a Kansas corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 30, 2005.

                                        /s/ Peter W. Brown
                                        ----------------------------------------
                                        Peter W. Brown


                                        /s/ Lynne K. Brown
                                        ----------------------------------------
                                        Lynne K. Brown


                                        /s/ Carl McCaffree
                                        ----------------------------------------
                                        Carl McCaffree


                                        /s/ Michael Zuk, Jr.
                                        ----------------------------------------
                                        Michael Zuk, Jr.


                                        McCaffree Financial Corporation


                                        By: /s/ Carl McCaffree
                                            ------------------------------------
                                            Carl McCaffree
                                            President


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